Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road
Mechanicsburg, PA 17055
NYSE Symbol: SEM
Select Medical Holdings Corporation Announces Results for
Fourth Quarter and Year Ended December 31, 2009
MECHANICSBURG, PENNSYLVANIA — February 18, 2010 — Select Medical Holdings Corporation (“Select”) (NYSE: SEM), today announced results for its fourth quarter and year ended December 31, 2009.
For the fourth quarter ended December 31, 2009, net operating revenues increased 4.8% to $573.5 million compared to $547.1 million for the same quarter, prior year. Income from operations increased 21.6% to $69.9 million compared to $57.5 million for the same quarter, prior year. Net income attributable to Select increased to $29.9 million compared to $8.8 million for the same quarter, prior year. Additionally, net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, other expense, long-term incentive compensation and non-controlling interest (“Adjusted EBITDA”) for the fourth quarter increased 14.9% to $87.9 million compared to $76.5 million for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is attached to this release. Income per common share was $0.19 on a fully diluted basis compared to $0.04 for the same quarter prior year.
For the year ended December 31, 2009, net operating revenues increased 4.0% to $2,239.9 million compared to $2,153.4 million for the prior year. Income from operations increased 20.1% to $235.8 million compared to $196.4 million for the prior year. Income from operations for the year ended December 31, 2009 includes compensation costs of $22.0 million Select incurred associated with its initial public offering of common stock. Net income attributable to Select increased to $75.3 million compared to $22.4 million for the prior year. Additionally, Adjusted EBITDA for the year ended December 31, 2009 increased 22.2% to $330.2 million compared to $270.3 million for the prior year. Earnings per share were $0.61 on a fully diluted basis compared to a loss of $0.04 per common share for the prior year.
Select’s income per common share for the quarter and year ended December 31, 2009 includes certain non-recurring items, such as long-term incentive compensation, stock expense related to the grant of restricted stock upon Select’s initial public offering and gains and losses related to the early retirement of debt. Other than the gains on early retirement of debt, the non-recurring items relate to Select’s initial public offering of common stock. Excluding these items, on an adjusted basis income available to common stockholders was $0.20 per diluted share for the fourth quarter ended December 31, 2009 compared to $0.03 for the same quarter prior year and $0.67 per diluted share for the year ended December 31, 2009 compared to a loss per common share of $0.04 for the prior year. A reconciliation of net income per share to adjusted net income per share is attached to this release.

Specialty Hospitals
At December 31, 2009, Select operated 89 long term acute care hospitals and six acute medical rehabilitation hospitals. This compares to 88 long term acute care hospitals and five acute medical rehabilitation hospitals operated at December 31, 2008. For the fourth quarter of 2009, net operating revenues for all of Select’s hospitals increased 4.6% to $401.4 million compared to $383.7 million for the same quarter, prior year. Total patient days for the fourth quarter of 2009 were 258,013, admissions were 10,899 and net revenue per patient day was $1,528. This compares to 249,626 days, 10,286 admissions and net revenue per patient day of $1,509 for the same quarter, prior year. For the hospitals opened or acquired as of January 1, 2008 and operated by Select throughout both periods, patient days in the fourth quarter of 2009 were 238,583 and admissions were 10,096, compared to 235,381 days and 9,720 admissions in the same quarter, prior year. Adjusted EBITDA for the Specialty Hospital segment increased 13.8% to $78.2 million compared to $68.8 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 19.5% for the fourth quarter of 2009, compared to 17.9% for the same quarter, prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2008 and operated by Select throughout both periods was 21.1% for the fourth quarter of 2009, compared to 20.8% for the same quarter, prior year.
For the year ended December 31, 2009, net operating revenues for all of Select’s hospitals increased 4.7% to $1,557.8 million compared to $1,488.4 million for the prior year. Total patient days for the year ended December 31, 2009 were 1,015,500, admissions were 42,674 and net revenue per patient day was $1,507. This compares to 1,005,719 days, 41,177 admissions and net revenue per patient day of $1,453 for the prior year. For the hospitals opened or acquired as of January 1, 2008 and operated by Select throughout both periods, patient days for the year ended December 31, 2009 were 944,275 and admissions were 39,666, compared to 964,114 days and 39,514 admissions in the prior year. Adjusted EBITDA for the Specialty Hospital segment for the year ended December 31, 2009 increased 22.8% to $290.4 million compared to $236.4 million for the prior year. The Adjusted EBITDA margin for the segment for the year ended December 31, 2009 was 18.6%, compared to 15.9% for the prior year. The Adjusted EBITDA margin for the hospitals opened or acquired as of January 1, 2008 and operated by Select throughout both periods was 20.1% for the year ended December 31, 2009, compared to 18.2% for the prior year.
Outpatient Rehabilitation
At December 31, 2009, Select operated 961 outpatient clinics. This compares to 956 outpatient clinics at December 31, 2008. For the fourth quarter of 2009, net operating revenues for the segment increased 5.4% to $172.1 million compared to $163.4 million for the same quarter, prior year. Adjusted EBITDA for the Outpatient Rehabilitation segment for the fourth quarter increased 26.8% to $21.6 million compared to $17.0 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment for the quarter was 12.5% compared to 10.4% in the same quarter, prior year. Patient visits for the quarter were 1,116,316 compared to 1,103,589 for the same quarter, prior year. Net revenue per visit for the quarter ended December 31, 2009 was $102 compared to $101 for the same quarter, prior year.
For the year ended December 31, 2009, net operating revenues for the segment increased 2.6% to $681.9 million compared to $664.8 million for the prior year. Adjusted EBITDA for the Outpatient Rehabilitation segment for the year ended December 31, 2009 increased 15.3% to $89.1 million compared to $77.3 million for the prior year. The Adjusted EBITDA margin for the year ended December 31, 2009 was 13.1% compared to 11.6% in the prior year. Patient visits for the year ended December 31, 2009 were 4,502,049 compared to 4,533,727 for the prior year. Net revenue per visit was $102 for both the year ended December 31, 2009 and the prior year.

Initial Public Offering of Common Stock
On September 30, 2009 Select completed an initial public offering of 30,000,000 shares at a price to the public of $10.00 per share, and on October 28, 2009, the underwriters exercised their over-allotment option to purchase an additional 3,602,700 shares at the same price. The total net proceeds to Select after deducting underwriting discounts and commissions and offering expenses was approximately $312.5 million. Select used the proceeds from the offering to repay $258.4 million of revolving and term loans outstanding under its senior secured credit facility and to make payments to executive officers under the Long Term Cash Incentive Plan of $18.0 million. The remaining proceeds were used for general corporate purposes.
Business Outlook
Select reaffirms its financial guidance for 2010 as disclosed in the presentation attached as an exhibit to Select’s Form 8-K filed with the SEC on January 11, 2010.
Conference Call
Select will host a conference call regarding its fourth quarter and full year results and its business outlook on Friday, February 19, 2010, at 11:00 am EST. The domestic dial in number for the call is 1-800-291-5365. The international dial in number is 1-617-614-3922. The passcode for the call is 45516325. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website http://www.selectmedicalcorp.com.
* * * * *
Select Medical Holdings Corporation is a leading operator of specialty hospitals in the United States. As of December 31, 2009, Select operated 89 long term acute care hospitals and six acute medical rehabilitation hospitals in 25 states. Select is also a leading operator of outpatient rehabilitation clinics in the United States, with approximately 961 locations in 37 states and the District of Columbia. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/
Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:
•	additional changes in government reimbursement for our services may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;
•	the failure of our long term acute care hospitals, or LTCHs, to maintain their status as such may cause our net operating revenues and profitability to decline;
•
the failure of our facilities operated as “hospitals within hospitals,” or HIHs, to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•
implementation of modifications to the admissions policies for our inpatient rehabilitation facilities, as required to achieve compliance with Medicare guidelines, may result in a loss of patient volume at these hospitals and, as a result, may reduce our future net operating revenues and profitability;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;
•	future acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	private third-party payors for our services may undertake future cost containment initiatives that limit our future net operating revenues and profitability;
•	the failure to maintain established relationships with the physicians in our markets could reduce our net operating revenues and profitability;
•	shortages in qualified nurses or therapists could increase our operating costs significantly;
•	competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;
•	the loss of key members of our management team could significantly disrupt our operations;
•	the effect of claims asserted against us or lack of adequate available insurance could subject us to substantial uninsured liabilities;
•	the ability to obtain any necessary or desired waiver or amendment from our existing lenders may be difficult due to the current uncertainty in the credit markets; and
•	the inability to draw funds under our senior secured credit facility because of lender defaults.
Investor inquiries:
Joel Veit, 717/972-1100

I. Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)
For the Three Months Ended December 31, 2008 and 2009

			%
	2008	2009	Change
Net operating revenues	$547,099	$573,543	4.8%

Costs and expenses:
Cost of services	448,819	466,664	4.0%
General and administrative	9,680	12,131	25.3%
Bad debt expense	12,504	7,194	(42.5)%
Depreciation and amortization	18,611	17,635	(5.2)%

Income from operations	57,485	69,919	21.6%

Gain (loss) on early retirement of debt	912	(2,870)	N/M
Other expense	—	(632)	N/M
Interest income	196	10	(94.9)%
Interest expense	(36,291)	(30,688)	(15.4)%

Income from operations before income taxes	22,302	35,739	60.3%

Income tax expense	12,201	4,440	(63.6)%

Net income	10,101	31,299	209.9%

Less: Net income attributable to non-controlling interests	1,290	1,388	7.6%

Net income attributable to Select Medical Holdings Corporation	8,811	29,911	239.5%

Less: Preferred dividends	6,403	—	N/M

Net income available to common stockholders and participating securities	$2,408	$29,911	N/M

Income per common share:
Basic	$0.04	$0.19	375.0%
Diluted	$0.04	$0.19	375.0%
N/M = Not Meaningful

II. Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)
For the Year Ended December 31, 2008 and 2009

			%
	2008	2009	Change
Net operating revenues	$2,153,362	$2,239,871	4.0%

Costs and expenses:
Cost of services	1,791,841	1,819,771	1.6%
General and administrative	45,523	72,409	59.1%
Bad debt expense	47,804	40,872	(14.5)%
Depreciation and amortization	71,786	70,981	(1.1)%

Income from operations	196,408	235,838	20.1%

Gain on early retirement of debt	912	13,575	N/M
Other expense	—	(632)	N/M
Interest income	471	92	(80.5)%
Interest expense	(145,894)	(132,469)	(9.2)%

Income from operations before income taxes	51,897	116,404	124.3%

Income tax expense	26,063	37,516	43.9%

Net income	25,834	78,888	205.4%

Less: Net income attributable to non-controlling interests	3,393	3,606	6.3%

Net income attributable to Select Medical Holdings Corporation	22,441	75,282	235.5%

Less: Preferred dividends	24,972	19,537	(21.8)%

Net income available to common stockholders and participating securities	$(2,531)	$55,745	N/M

Income per common share:
Basic	$(0.04)	$0.61	N/M
Diluted	$(0.04)	$0.61	N/M
N/M = Not Meaningful

III. Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31,	December 31,
	2008	2009
ASSETS

Cash	$64,260	$83,680

Accounts receivable, net	312,418	307,079

Current deferred tax asset	61,925	48,535

Prepaid income taxes	7,362	11,179

Other current assets	20,897	24,240

Total Current Assets	466,862	474,713

Property and equipment, net	471,065	466,131

Goodwill	1,506,661	1,548,269

Other identifiable intangibles	74,078	65,297

Assets held for sale	12,542	11,342

Other assets	48,261	36,481

Total Assets	$2,579,469	$2,602,233

LIABILITIES AND EQUITY

Payables and accruals	$339,446	$299,796

Current portion of long-term debt	9,046	4,145

Total Current Liabilities	348,492	303,941

Long-term debt, net of current portion	1,770,879	1,401,426

Non-current deferred tax liability	42,918	66,768

Other non-current liabilities	67,709	60,543

Preferred stock	515,872	—

Total equity	(166,401)	769,555

Total Liabilities and Equity	$2,579,469	$2,602,233

IV. Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
For the Year Ended December 31, 2008 and 2009

	2008	2009
Operating activities
Net income	$25,834	$78,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,786	70,981
Provision for bad debts	47,804	40,872
Gain on early retirement of debt	(912)	(13,575)
Loss (gain) from disposal of assets	546	(122)
Non-cash loss from interest rate swaps	—	632
Non-cash stock compensation expense	2,093	5,147
Amortization of debt discount	1,492	1,681
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Accounts receivable	(88,545)	(35,455)
Other current assets	8,230	(1,117)
Other assets	16,913	6,114
Accounts payable	(1,351)	963
Due to third-party payors	(9,363)	(3,804)
Accrued expenses and deferred income taxes	32,911	14,434

Net cash provided by operating activities	107,438	165,639

Investing activities
Purchases of property and equipment	(56,504)	(57,877)
Proceeds from sale of business units	2,666	—
Proceeds from sale of property	743	1,341
Insurance proceeds	281	—
Acquisition of businesses, net of cash acquired	(7,624)	(21,381)

Net cash used in investing activities	(60,438)	(77,917)

Financing activities
Proceeds from initial public offering, net of fees	—	315,866
Payment of initial public offering costs	(1,326)	(1,737)
Borrowings on revolving credit facility	407,000	193,000
Payments on revolving credit facility	(377,000)	(343,000)
Payment on credit facility term loan	(6,800)	(173,433)
Repurchase of 7 5/8% senior subordinated notes	(1,040)	(30,114)
Repurchase of senior floating rate notes	—	(6,468)
Borrowings of other debt	—	7,189
Principal payments on seller and other debt	(5,630)	(7,275)
Repurchase of common and preferred stock	(612)	(80)
Proceeds from exercise of stock options	90	146
Proceeds from (repayment of) bank overdrafts	6	(21,130)
Equity contribution and loans from non-controlling interests	—	1,500
Distributions to non-controlling interests	(1,957)	(2,766)

Net cash provided by (used in) financing activities	12,731	(68,302)

Net increase in cash and cash equivalents	59,731	19,420

Cash and cash equivalents at beginning of period	4,529	64,260

Cash and cash equivalents at end of period	$64,260	$83,680

Supplemental Cash Flow Information
Cash paid for interest	$135,838	$126,695
Cash paid for taxes	$5,313	$18,084

V. Key Statistics
(unaudited)
For the Three Months Ended December 31, 2008 and 2009

			%
	2008	2009	Change

Specialty Hospitals (a)

Number of hospitals — end of period	93	95	2.2%

Net operating revenues (,000)	$383,681	$401,399	4.6%

Number of patient days	249,626	258,013	3.4%

Number of admissions	10,286	10,899	6.0%

Net revenue per patient day (b)	$1,509	$1,528	1.3%

Adjusted EBITDA (,000)	$68,771	$78,248	13.8%

Adjusted EBITDA margin — all hospitals	17.9%	19.5%	8.9%
Adjusted EBITDA margin — same store hospitals (c)	20.8%	21.1%	1.4%

Outpatient Rehabilitation

Number of clinics — end of period	956	961	0.5%

Net operating revenues (,000)	$163,385	$172,132	5.4%

Number of visits	1,103,589	1,116,316	1.2%

Revenue per visit (d)	$101	$102	1.0%

Adjusted EBITDA (,000)	$17,031	$21,596	26.8%

Adjusted EBITDA margin	10.4%	12.5%	20.2%

(a)	Specialty hospitals consist of long term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired before January 1, 2008 and operated throughout both periods.

(d)
Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

VI. Key Statistics
(unaudited)
For the Year Ended December 31, 2008 and 2009

			%
	2008	2009	Change

Specialty Hospitals (a)

Number of hospitals — end of period	93	95	2.2%

Net operating revenues (,000)	$1,488,412	$1,557,821	4.7%

Number of patient days	1,005,719	1,015,500	1.0%

Number of admissions	41,177	42,674	3.6%

Net revenue per patient day (b)	$1,453	$1,507	3.7%

Adjusted EBITDA (,000)	$236,388	$290,370	22.8%

Adjusted EBITDA margin — all hospitals	15.9%	18.6%	17.0%
Adjusted EBITDA margin — same store hospitals (c)	18.2%	20.1%	10.4%

Outpatient Rehabilitation

Number of clinics — end of period	956	961	0.5%

Net operating revenues (,000)	$664,760	$681,892	2.6%

Number of visits	4,533,727	4,502,049	(0.7)%

Revenue per visit (d)	$102	$102	0.0%

Adjusted EBITDA (,000)	$77,279	$89,072	15.3%

Adjusted EBITDA margin	11.6%	13.1%	12.9%

(a)	Specialty hospitals consist of long term acute care hospitals and acute medical rehabilitation hospitals.

(b)	Net revenue per patient day is calculated by dividing specialty hospital patient service revenue by the total number of patient days.

(c)	Adjusted EBITDA margin — same store hospitals represents the Adjusted EBITDA margin for those hospitals opened or acquired before January 1, 2008 and operated throughout both periods.

(d)
Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

VII. Net Income to Adjusted EBITDA Reconciliation
(In thousands)
(unaudited)
For the Three Months and Year Ended December 31, 2008 and 2009
The following table reconciles net income to Adjusted EBITDA for Select. Adjusted EBITDA is used by Select to report its segment performance. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, stock compensation expense, other expense, long-term incentive compensation, gain (loss) on early retirement of debt and non-controlling interest. We believe that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009
Net income	$8,811	$29,911	$22,441	$75,282
Non-controlling interest	1,290	1,388	3,393	3,606
Income tax expense	12,201	4,440	26,063	37,516
Other expense	—	632	—	632
Interest expense, net	36,095	30,678	145,423	132,377
Loss (gain) on early retirement of debt	(912)	2,870	(912)	(13,575)
Long-term incentive compensation	—	—	—	18,261
Stock compensation expense
Included in general and administrative	337	181	1,953	4,775
Included in cost of services	59	171	140	372
Depreciation and amortization	18,611	17,635	71,786	70,981

Adjusted EBITDA	$76,492	$87,906	$270,287	$330,227

Specialty hospitals	$68,771	$78,248	$236,388	$290,370
Outpatient rehabilitation	17,031	21,596	77,279	89,072
Other (1)	(9,310)	(11,938)	(43,380)	(49,215)

Adjusted EBITDA	$76,492	$87,906	$270,287	$330,227

(1)	Other primarily includes general and administrative costs.

The following tables reconcile specialty hospital same store information.

	Three Months Ended
	December 31, 2008	December 31, 2009
Specialty hospitals net operating revenue	$383,681	$401,399
Less: Specialty hospitals in development, opened or closed after 1/1/08	19,907	28,921

Specialty hospitals same store net operating revenue	$363,774	$372,478

Specialty hospitals Adjusted EBITDA	$68,771	$78,248
Less: Specialty hospitals in development, opened or closed after 1/1/08	(6,716)	(460)

Specialty hospitals same store Adjusted EBITDA	$75,487	$78,708

All specialty hospitals Adjusted EBITDA margin	17.9%	19.5%
Specialty hospitals same store Adjusted EBITDA margin	20.8%	21.1%

	Year Ended
	December 31, 2008	December 31, 2009
Specialty hospitals net operating revenue	$1,488,412	$1,557,821
Less: Specialty hospitals in development, opened or closed after 1/1/08	56,363	108,806

Specialty hospitals same store net operating revenue	$1,432,049	$1,449,015

Specialty hospitals Adjusted EBITDA	$236,388	$290,370
Less: Specialty hospitals in development, opened or closed after 1/1/08	(24,303)	(1,452)

Specialty hospitals same store Adjusted EBITDA	$260,691	$291,822

All specialty hospitals Adjusted EBITDA margin	15.9%	18.6%
Specialty hospitals same store Adjusted EBITDA margin	18.2%	20.1%

VIII. Reconciliation of Net Income Per Share to Adjusted Net Income Per Share
(In thousands, except per share amounts)
(unaudited)
For the Three Months Ended December 31, 2008 and 2009

	2008	Per Share (a)	2009	Per Share (a)
Net income	$10,101	$0.17	$31,299	$0.20
Net income attributable to non-controlling interests	1,290	0.02	1,388	0.01

Net income attributable to Select Medical Holdings Corporation	8,811	0.15	29,911	0.19
Less: Preferred dividends	6,403	0.11	—	0.00

Net income available to common stockholders and participating securities	2,408	0.04	29,911	0.19

Long-term incentive compensation related to initial public offering	—	0.00	—	0.00
Stock compensation related to initial public offering	—	0.00	—	0.00
Loss (gain) on early retirement of debt	(912)	(0.01)	2,870	0.02
Estimated income tax expense (benefit) (b)	490	0.00	(955)	(0.01)

	1,986	0.03	31,826	0.20
Allocation to participating securities:
Less: Earnings allocated to preferred stockholders	194	0.00	—	0.00
Less: Earnings allocated to unvested restricted stockholders	39	0.00	62	0.00

Adjusted net income available to common stockholders	$1,753	$0.03	$31,764	$0.20

Adjustment for dilution		0.00		0.00

Adjusted net income available to common stockholders — diluted shares		$0.03		$0.20

Weighted average common shares outstanding:
Basic		60,125		158,457
Diluted		60,609		158,889

(a)
Per share amounts for each period presented are based on basic weighted average common shares outstanding for all amounts except adjusted net income available to common stockholders — diluted shares, which is based on diluted shares outstanding.

(b)	Represents the tax expense (benefit) on the adjustments to net income.

IX. Reconciliation of Net Income Per Share to Adjusted Net Income Per Share
(In thousands, except per share amounts)
(unaudited)
For the Year Ended December 31, 2008 and 2009

	2008	Per Share (a)	2009	Per Share (a)
Net income	$25,834	$0.44	$78,888	$0.92
Net income attributable to non-controlling interests	3,393	0.07	3,606	0.04

Net income attributable to Select Medical Holdings Corporation	22,441	0.37	75,282	0.88
Less: Preferred dividends	24,972	0.41	19,537	0.23

Net income (loss) available to common stockholders and participating securities	(2,531)	(0.04)	55,745	0.65

Long-term incentive compensation related to initial public offering	—	0.00	18,261	0.21
Stock compensation related to initial public offering	—	0.00	3,689	0.04
Gain on early retirement of debt	(912)	(0.02)	(13,575)	(0.16)
Estimated income tax expense (benefit) (b)	490	0.01	(2,786)	(0.03)

	(2,953)	(0.05)	61,334	0.71
Allocation to participating securities:
Less: Earnings (loss) allocated to preferred stockholders	(296)	(0.01)	3,328	0.03
Less: Earnings allocated to unvested restricted stockholders	—	0.00	472	0.01

Adjusted net income (loss) available to common stockholders	$(2,657)	$(0.04)	$57,534	$0.67

Adjustment for dilution		0.00		0.00

Adjusted net income (loss) available to common stockholders — diluted shares		$(0.04)		$0.67

Weighted average common shares outstanding:
Basic		59,566		85,587
Diluted		59,566		86,045

(a)
Per share amounts for each period presented are based on basic weighted average common shares outstanding for all amounts except adjusted net income (loss) available to common stockholders — diluted shares, which is based on diluted shares outstanding.

(b)	Represents the tax expense (benefit) on the adjustments to net income.